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                                                                      EXHIBIT 23

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 33-     ) and related Prospectus of Alco
Standard Corporation and to the incorporation by reference therein of our report dated November 1, 1993, with respect to the consolidated financial statements and schedules of Alco Standard Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1993, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young

Philadelphia, Pennsylvania
February 11, 1994